                        Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Lowe's Companies Employee Stock Purchase Plan - Stock Options for
Everyone (the "Plan") on Form 11-K for the period ended May 31, 2003, as filed with the Securities and Exchange
Commission (the "Report"), I, Kenneth W. Black, Jr., Senior Vice President and Chief Accounting Officer and Perry
G. Jennings, Senior Vice President -Human Resources, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

           /s/   Kenneth W. Black, Jr.                                                                     /s/   Perry G. Jennings
________________________________                                ________________________________
Name:   Kenneth W. Black, Jr.                                                       Name:    Perry G. Jennings
Title:     Senior Vice President and                                                Title:     Senior Vice President -
              Chief Accounting Officer                                                               Human Resources
Date:     August 29, 2003                                                                Date:      August 29, 2003